                          CORPORATE INTEGRITY AGREEMENT
                                   BETWEEN THE
                OFFICE OF INSPECTOR GENERAL OF THE DEPARTMENT OF
                            HEALTH AND HUMAN SERVICES
                                       AND
                               OLSTEN CORPORATION

I.     PREAMBLE
       --------

       Olsten Corporation, on behalf of itself and its subsidiaries, hereby agrees to enter into this Corporate Integrity Agreement ("CIA") with the Office of Inspector General of the United States Department of Health and Human Services ("OIG") to ensure compliance with the requirements of Medicare, Medicaid and all other Federal health care programs (as defined in 42 U.S.C. ss. 1320a-7b(f)) (hereinafter collectively referred to as the "Federal health care programs") by Olsten, its subsidiaries, employees and third parties with whom Olsten contracts to act as agents for Olsten. For the purposes of this CIA, the term "Olsten" refers to Olsten Corporation and all of its subsidiaries that provide any items or services for which payment may be made directly by any Federal health care program, or which provide management services to Medicare certified home health agencies. This CIA does not apply to Olsten Corporation's subsidiaries that do not provide items or services for which payment may be made by a Federal health care program. In addition, this CIA does not apply to subsidiaries of Olsten that are subject to the October 19, 1998, Corporate Integrity Agreement with Olsten Health Services (Quantum), which applies to Olsten subsidiaries that provide antihemophilia factor products (the October 19, 1998, Corporate Integrity Agreement will hereinafter be referred to as the "Quantum CIA"). For the purposes of this CIA, a "covered individual" is any of Olsten's officers, directors, employees, and agents: (1) who have responsibility for, or involvement with, Olsten's operations related to the provision of or ordering health care items or services to Federal health care program beneficiaries, or billing or reporting to Federal health care programs; or (2) whose salary or compensation is paid in whole or part, directly or indirectly, by Federal health care programs.

       Prior to the execution of this CIA, Olsten voluntarily established a Corporate Compliance Program which provides for a Chief Compliance Officer, a compliance committee, a training and educational program, a hotline, a screening methodology for prospective employees, and for various corporate policies and procedures which, as represented by Olsten, are aimed at ensuring that its participation in the Federal health care programs is in conformity with the statutes, regulations and other legal requirements, including any legal requirements contained in program directives ("Legal Requirements") applicable to these programs.

       Pursuant to this CIA, Olsten agrees to operate its Compliance Program for the term of this CIA in a manner that is consistent with the requirements of this CIA.










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                                      -2-


II.      TERM OF THE CORPORATE INTEGRITY OBLIGATIONS
         -------------------------------------------

         Except as otherwise noted, the period of corporate integrity obligations assumed by Olsten under this CIA shall be five (5) years and 30 days from the Effective Date of this CIA. The effective date of this CIA shall be the date on which the final signatory of this CIA executes this agreement (the "Effective Date"). Notwithstanding the previous sentence, this CIA and its provisions shall not become effective until the date of the last signatory on the related civil Settlement Agreement and the Plea Agreement between the United States, Olsten Corporation and the Kimberly Home Health Care, Inc.

III.     CORPORATE INTEGRITY OBLIGATIONS
         -------------------------------

         For the duration of the CIA, Olsten shall comply with the following corporate integrity obligations and ensure that the obligations are fully incorporated into its Compliance Program.

         A. COMPLIANCE OFFICER Olsten represents that it employs a Compliance Officer as of the Effective Date. Within 90 days after the Effective Date, Olsten shall ensure that the Compliance Officer's responsibilities meet the requirements of this CIA. The Compliance Officer's primary responsibility shall be development and implementation of policies, procedures, and practices designed to ensure compliance with the requirements set forth in this CIA, and with the requirements of all Federal health care programs. The Compliance Officer shall chair the Compliance Committee and shall be responsible for monitoring the day-to-day activities engaged in by Olsten to further its compliance objectives as well as any reporting obligations created under this CIA. The Compliance Officer shall be a member of senior management of Olsten (i.e., not subordinate to Olsten's general counsel), shall have a reporting relationship with and be authorized to report directly to Olsten's Board of Directors, and shall make periodic (at least quarterly) reports regarding compliance matters directly to the Olsten CEO and/or to the Audit Committee of the Board of Directors of Olsten. In the event a new Compliance Officer is appointed during the term of this CIA, Olsten shall notify the OIG, in writing, within 15 days of such a change.

         B. COMPLIANCE COMMITTEE Olsten represents that it has a Compliance Committee operating as of the Effective Date. As of the Effective Date, the Compliance Committee, at a minimum, shall include the Compliance Officer (who shall chair the committee) and senior management individuals representing Finance, Information and Administrative Services, Central Support Clinical Management, Human Resources, Field Operations, and the Audit Department. The Compliance Committee will support the Compliance Officer in fulfilling his/her responsibilities.

         C.  COMPLIANCE PROGRAM

             1. Existing Program. Olsten has adopted a Compliance Program reflecting its commitment to ethical conduct in all of its affairs, including compliance with all statutes, regulations, and Legal Requirements governing the Federal health care programs. The Compliance Program is embodied in various policies, standards, and manuals issued by Olsten. The Compliance Program is described in a document known as the "Program Description."


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                                      -3-


             2.  Distribution of Program Description.

                 a. Covered Individuals In General. Within 60 days of the Effective Date, Olsten will ensure that all current covered individuals have received a copy of this Program Description. Within 120 days of the Effective Date, Olsten shall require all covered individuals to sign a certification that the individual has received, read, and understands the Program Description and agrees to abide by the requirements of the Compliance Program. Thereafter, Olsten shall require such certifications within 120 days, except as provided in 2.b below, after an individual first becomes a covered individual. Olsten shall post in prominent places accessible to all employees and agents a notice detailing its commitment to comply with all applicable statutes, regulations, and Legal Requirements related to its participation in the Federal health care programs.

                 b. Covered Contractors. Notwithstanding the above provision, for covered individuals who are employed by entities that contract with Olsten to provide health care related services, Olsten shall: (1) continue to require in its contract with the entity that the contractors acknowledge Olsten's compliance program and code of conduct; (2) ensure that the Program Description is provided (either by Olsten or the contracting entity) to all such covered individuals;
                     (3) require by contract that the contractors obtain and retain (subject to review by Olsten and/or the OIG) signed certifications from all of their employees who serve as agents of Olsten that such individuals have received, read, and understand the Program Description and agree to abide by the requirements of Olsten's Compliance Program. Olsten shall require future contracts with such contractors to include the above-described provisions. Within 90 days of the execution of this CIA, Olsten shall attempt in good faith to amend contracts with its current contractors who are covered individuals to include a provision pursuant to which the contractors will provide assurance satisfactory to Olsten that the certification requirements will be met.

             3. Future Amendments. Olsten shall maintain, examine, and update the Compliance Program's policies and procedures and the Program Description at least annually and more frequently, as appropriate in order to ensure future compliance with the requirements of this CIA and all statutes, regulations, and Legal Requirements governing the Federal health care programs.

             4.  Disciplinary System. Olsten shall continue to maintain policies and procedures reflecting disciplinary guidelines for failure to abide by the Compliance Program and methods for individuals to make complaints and notifications about compliance issues to appropriate personnel through the Confidential Disclosure Program. Olsten shall maintain its structured disciplinary system for violations of applicable health care statutes, regulations, and Federal health care program Legal Requirements, as well as the requirements of this CIA and Olsten's Compliance Program. All levels of employees and agents shall be subject to consistent and appropriate penalties or

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                                      -4-


discipline for the commission of offenses. Olsten shall maintain for OIG's inspection adequate documentation of all disciplinary measures taken as a result of the Compliance Program's disciplinary system, this CIA, or applicable health care statutes, regulations and Legal Requirements.

             5. Management Performance Policy. Adherence to the terms of this CIA and Olsten's Compliance Program shall be an element of the performance evaluation of each of Olsten's managers and supervisors.

         D. INFORMATION AND EDUCATION Olsten shall meet the following training requirements. The training requirements are cumulative (not exclusive) so that one individual may be required to attend training in several substantive areas in addition to the general training. All training requirements in subsections 1-4 below shall be implemented within 120 days of the Effective Date and thereafter repeated annually during the term of the CIA.

             1.  General   Training.    Olsten   shall   continue   to   provide
approximately one and one-half hours of training to all of its covered individuals regarding Olsten's Compliance Program. The training must be designed to familiarize covered individuals with their obligations under the Compliance Program and this CIA, the means for obtaining advice about and reporting violations of the Compliance Program, the consequences to the individual of violating the Compliance Program, and the consequences to Olsten that may result from any violation of law. With regard to covered individuals who are employed by entities that contract with Olsten to provide health care related services, Olsten shall make its general training available to such individuals, shall encourage all care givers to attend, and shall maintain records of which of these individuals attended the general training. However, such covered contractors shall not be required to attend such training.

             2. Billing Training. Olsten shall implement a training program for all covered individuals involved in preparing or submitting bills, claims, or reports, excluding cost reports (either in paper or electronic format), or supervising such bills/claims/report, excluding cost report, preparation, to any Federal health care program through Olsten. This program shall provide for no less than eight hours of formal training on an annual basis regarding: (i) the submission of correct and accurate bills for services rendered to all Federal health care program beneficiaries; (ii) the personal obligation of each individual involved to make reasonable efforts to ensure that the information provided by the individual (either orally or in writing) relating to the care or the services rendered to patients of the Federal health care programs, provided in support of a submission for reimbursement to these programs, or regarding the condition or circumstances of any patient, is accurate; (iii) applicable statutes, regulations, and Legal Requirements; (iv) examples of improper billing practices; and (v) the legal, regulatory, and internal Olsten sanctions for improper billings.

             3. Contract Training. Olsten shall provide at least four hours of training to all covered individuals with any responsibility for, or oversight over, contracts or other arrangements entered into by Olsten that relate to the provision of home health services. This training shall address the statutes, regulations, and Legal Requirements relevant to such contracts and arrangements. The topics covered in the training shall include the anti-kickback statute, 42 U.S.C. ss. 1320a-7b(b), the physician self-referral ("Stark") law, 42 U.S.C. ss. 1395nn, the regulations and guidance related to these statutes, and any other applicable legal requirement, including the regulations and program guidance

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                                      -5-


governing  home  health  coverage,   reimbursement  principles,   related  party
transactions, and federal participation requirements.

             4.  Cost Report Training. Olsten shall provide at least eight hours of training to all employees and agents who assist in, participate in, or supervise, the preparation of annual cost reports submitted to any Federal health care program. This training shall be on the proper calculation and allocation of costs, relevant Federal health care program coverage policies and guidance, significant new administrative or judicial decisions (including PRRB decisions) and the Federal health care program guidance that affects their cost report duties. This annual cost report training shall also address the significance of certifications submitted with cost reports and home office cost statements and the potential violations of law for submitting false certifications or false information.

             5. New Individuals. For the duration of this CIA, whenever a covered individual first falls within one of the categories of individuals for whom training must be provided under this CIA, Olsten shall ensure that this "new individual" receives the required training within 30 days of the individual being in a position for which the training is required. If a new individual has substantive responsibilities that trigger training requirements in this CIA prior to completing the required training, Olsten shall ensure that an employee who has completed the required training shall review all of that new individual's work in that substantive area until the required training has been completed. The training of new individuals obtained as part of an acquisition of a business unit shall be governed by section XI.

             6. Training Record Retention. Olsten shall continue to retain in an organized and readily accessible manner any material pertaining to the training required by this CIA. Upon request, Olsten shall make available for review by OIG a complete description of the training program, a compilation of the full set of training materials, a list of attendees who have completed training, and dates of attendance. Each individual who is required to attend training shall certify, in writing, that he or she has attended the required training. The certification shall specify the type of training received and the date received. The Compliance Officer shall ensure that the certifications are appropriately retained, along with specific course materials. These shall be made available to OIG upon request.

             7. Communication From Management. Olsten's management and department heads also shall be responsible for appropriately communicating, documenting and implementing, in conjunction with the Compliance Officer, new/revised billing regulations and Olsten's policies to all employees. Departmental directors and managers will sign an annual attestation verifying that they have appropriately communicated all new and revised information, as well as reviewed all existing regulatory and business policies to all relevant employees and contractors. Copies of these attestations will be available, upon request, for review by OIG.

             8. Notification Regarding the CIA. Within 60 days of the Effective Date, Olsten shall notify covered individuals of the summary of the key terms of this CIA through a notice placed on Olsten's intranet computer system and the regularly published employee newsletter.




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                                      -6-


         E. PERSONAL EXPENSES Olsten's employees' or agents' personal expenses that are not allowable as set forth in applicable Federal health care program statutes, regulations, and Legal Requirements, shall not be included in Olsten's cost reports submitted to any Federal health care program. Olsten shall use all reasonable efforts to ensure that unallowable personal expenses are not included in Olsten's cost reports. Olsten must maintain adequate and accurate documentation in accordance with the applicable Federal health care program statutes, regulations and Legal Requirements to support its claims for reimbursement for its travel and entertainment costs or expenses and to support its contention that such expenses are allowable. Expense reports shall be reviewed periodically by the Compliance Officer or qualified designee and the reports shall be maintained and available for OIG review upon request.

         F.  PERSONAL SERVICES AND MANAGEMENT CONTRACTS

             1. Management of Non-Owned Agencies. As of the Effective Date, Olsten may provide management services to home health agencies that are not wholly owned by Olsten only under the following conditions:

                 a. All Olsten employees who furnish such management related activities will be considered "covered individuals" for purposes of this CIA.

                 b. If Olsten is involved in the preparation of reimbursement claims or filing of cost reports for non-Olsten home health agencies, Olsten personnel will be required to act in accordance with the same standard of conduct applicable to Olsten's owned home health agencies and will be required to attend all pertinent training.

                 c. Olsten shall require in its management services agreements of home health agencies that are not wholly owned by Olsten a provision that all Olsten personnel are subject to Olsten's Compliance Program.

             2. Sale of Agency and Subsequent Management Services Contract. In the event that Olsten either acquires or sells a home health agency in which the seller subsequently contracts with the buyer to manage the home health agency, Olsten shall obtain directly or require the other party to obtain (and share with Olsten) an independent appraisal regarding all of the assets (tangible and intangible) that are transferred or purchased. This independent appraisal will be obtained from an unrelated third party with expertise in such valuations. Olsten shall ensure that the independent appraisal organization is provided with accurate, timely information regarding all relevant assets and agreements (including fee schedules, non-compete agreements, provider contracts, etc.). With regard to all such transactions as specified in this section, Olsten's Chief Financial Officer shall certify to the best of his or her knowledge that the independent appraisal organization has been furnished with the complete list and/or description of the consideration and assets contemplated in the transaction. Such independent appraisal shall not be required for any existing agreements in place on the Effective Date.






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                                      -7-


             3. Policies. Olsten will continue its policies reasonably designed to prevent contractual relationships with referral sources and recipients of referrals that violate the anti-kickback statute or the Stark statute, and will implement reasonable procedures to evaluate its existing contractual relationships with physicians, contractors, vendors, and other individuals or entities. Any arrangement with referral sources that materially or significantly deviates from the terms of the boilerplate contracts previously approved by Olsten's legal department shall be reviewed and approved by Olsten's Law Department in advance of the execution or initiation of such an arrangement and shall be in writing.

         In addition, at a minimum, Olsten shall ensure that all physician relationships with physicians who refer to or order home health services from Olsten meet all of the following standards:

                 a. The arrangement is set out in writing, signed by the parties, for a term of at least one year (or is otherwise in compliance with Legal Requirements), and specifies the services covered by the arrangement;

                 b. The agreement shall specify all the services to be provided by the physician;

                 c. The aggregate services covered under the agreement do not exceed those that are reasonable and necessary for the legitimate business purpose of the arrangement;

                 d. Compensation under the terms of the agreement is set in advance, not to exceed fair market value (determined by conducting a fair market value analysis) and is not determined in a manner that takes into account volume or value of any referrals or other business generated between the parties;

                 e. The services under the arrangement do not involve any activity that violates any State or Federal law;

                 f. The arrangement meets such other requirements as the Secretary may impose by regulation as needed to protect against program or patient abuse; and

                 g. The Chief Compliance Officer or his/her designee shall review and approve any requests for payments to physicians.

         Finally, Olsten and its employees shall identify clearly any item or service provided to a physician, hospital, or other referral source on its expense reports, even if not claimed as a reimbursable cost.

             4. Access to Contracts. Olsten shall provide to the OIG, upon request, copies of all personal service or management contracts, all non-privileged communications related to the contracts and the documentation concerning actual performance of the duties under the contracts, such as time sheets, service logs, and payment documentation (e.g., Form 1099s, W-2 forms, and records of checks/wire transfers).



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                                      -8-


             5.  Review of Contracts.  Olsten shall have an experienced attorney with knowledge of the Federal health care statutes, regulations, and program requirements review all of the personal service and management contracts entered into by Olsten to provide management services to Medicare certified home health agencies to ensure that such agreements have met the requirements established in this CIA, and such attorney will certify that such review has occurred. Olsten shall make available for OIG review a summary of the attorney's legal review that such agreements have met the requirements of this paragraph. Such summary shall also include, if applicable, a summary of any identified issues and any corrective action taken. Provision by Olsten to the OIG of such summary will not be deemed by the parties as, and shall not constitute, a waiver of any applicable privilege, including but not limited to, attorney-client communication, attorney work product and the self-critical analysis privilege.

         G. MEDICALLY NECESSARY SERVICES Olsten shall continue to maintain policies and procedures designed to ensure that Olsten only submit claims to Federal health care programs for services that are medically necessary, comply with a physician's plan of care and meet the coverage standards of the applicable Federal health care program. Within 60 days of the Effective Date, Olsten shall ensure the following:

             1. Decision to Treat. Olsten's decision to furnish home health services to a patient under a Federal health care program will be approved by an employee of Olsten who is not compensated based on the volume or value of services performed or patients seen, unless such person's compensation is in compliance with all applicable statutes, regulations and other requirements for all Federal health care programs.

             2. Plan of Care Appropriateness. All nursing personnel involved in the preparation of a plan of care will continue to be required to ensure that the plan of care is authorized by a physician and is appropriate under the applicable Federal health care program requirements. Validation of this compliance will occur under section III.G.3.

             3. Clinical Review Protocol. Olsten has and will maintain a clinical review protocol for periodic independent clinical review of the appropriateness of home health services reimbursed by Federal health care programs. In addition, an independent clinical review shall be performed when the appropriateness of care provided to a Federal health care program patient is questioned by any individual, including employees or third parties. The independent clinical reviews shall be performed by an individual other than the individual who prepared the relevant clinical documentation and may consist of local, regional, and corporate reviews. The reviewers shall be appropriately trained and qualified and no part of their compensation or job evaluation shall be based upon the outcome of their review, or home health revenue, income, number of visits, or similar revenue or volume-based measurements, unless such person's compensation is in compliance with all applicable statutes, regulations and other requirements for all Federal health care programs.

             4. Charting Accuracy. All clinical employees will continue to be required to chart accurately and fully the circumstances, condition, status, and progress of each patient. All clinical employees will continue to be informed of Olsten's policy prohibiting inaccurate charting techniques, such as the improper alteration of nursing notes.



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                                      -9-


             5. Review of Policies. Olsten will continue to conduct ongoing reviews of policies and practices regarding the initiation of home health services under a plan of care, as well as the appropriateness of numbers of visits, accuracy and completeness of charting, medical necessity of services provided. In conducting these ongoing reviews, Olsten shall use criteria conforming to professionally recognized standards of care.

             6. On-Site Reviews. Periodically, Olsten shall continue to conduct on-site clinical reviews of selected patients' care to ensure clinical record accuracy and conformity to actual patient condition and to confirm that plans of care are appropriate to each of the patients' actual conditions. Comparisons will continue to be made of Olsten's patient care practices at randomly selected specific locations to applicable national and regional statistics for Olsten trends from year to year. Discrepancies will be investigated to determine their cause, and, when identified, improper practices will be corrected.

             7. Reviews in Annual Reports. Olsten shall include in its Annual Reports a summary of the reviews conducted regarding Olsten's medical necessity policies and practices as well as a certification from the Compliance Officer that, to the best of his or her knowledge, Olsten has followed the requirements of this section. In addition, Olsten shall include in its Annual Reports any changes to the clinical review protocol described in this section.

         H.  CONFIDENTIAL DISCLOSURE PROGRAM

             1. Reporting System. Prior to the Effective Date, Olsten has instituted a Reporting System enabling individuals to disclose any practices or procedures, alleged by an individual to be inappropriate, to an identified individual not in the disclosing individual's direct chain of command. Olsten shall continue to operate such Reporting System or Confidential Disclosure Program in a manner that allows individuals to make such disclosures through the means described immediately above. Olsten shall maintain a policy of non-retaliation and protection of anonymity for disclosures. Olsten shall maintain its policy of requiring covered individuals to report suspected wrongdoing.

             2. Review of Disclosures. Upon receipt of a disclosure, the Compliance Officer (or designee) shall gather the information in such a way as to elicit all relevant information from the disclosing individual. Olsten shall, in good faith, make a preliminary inquiry for every disclosure to ensure that Olsten has obtained all of the necessary information that is reasonably required to determine whether an internal review should be conducted or whether the disclosure warrants other appropriate action. For any disclosure that is sufficiently specific so that it reasonably: (1) permits a determination of the appropriateness of the alleged improper practice, and (2) provides an opportunity for taking corrective action, Olsten shall conduct an internal review of the allegations set forth in such a disclosure and ensure that proper follow-up is conducted.

             3. Hotline. Olsten shall continue to provide for, and make publicly known, the toll-free "Hot Line" telephone number maintained by Olsten and made known and available to all directors, officers, employees, contractors and patients 24 hours a day, seven days a week, for the purpose of making any disclosures regarding Olsten's conformity with the Compliance Program, the obligations in this CIA and Olsten's overall compliance with federal and state standards. The identity of the individual making the disclosure may be requested, but shall not be required. Anonymity shall not be discouraged. The Compliance Officer shall maintain a confidential disclosure log, which shall include a record and summary of each allegation received, the status of the respective investigations, and any corrective action taken in response to the investigation.

         I.  DEALING WITH EXCLUDED OR CONVICTED INDIVIDUALS OR ENTITIES

             1. Definition of "Ineligible Person." For purposes of this CIA, an "Ineligible Person" shall be any individual or entity who: (i) is currently excluded, suspended, debarred or otherwise ineligible to participate in the Federal health care programs; or (ii) has been convicted of a criminal offense related to the provision of health care items or services and has not been reinstated in the Federal health care programs after a period of exclusion, suspension, debarment, or ineligibility. For purposes of this CIA, the term "convicted" shall have the meaning given in 42 U.S.C. ss. 1320a-7(i).

             2. Screening Requirements. Olsten shall not hire or engage as contractors any Ineligible Person. To prevent hiring or contracting with any Ineligible Person, Olsten shall screen all prospective employees and prospective contractors prior to engaging their services by (i) requiring applicants to disclose whether they are Ineligible Persons, and (ii) appropriately reviewing the General Services Administration's List of Parties Excluded from Federal Programs (available through the Internet at http://www.arnet.gov/epls) and the HHS/OIG List of Excluded Individuals/Entities (available through the Internet at http://www.dhhs.gov/progorg/oig) (these lists will hereinafter be referred to as the "Exclusion Lists").

             3. Review and Removal Requirement. Within 90 days of the Effective Date of this CIA, Olsten will review and compare its list of current employees and contractors against the Exclusion Lists. Thereafter, Olsten will review the list once semi-annually for Ineligible Persons. If Olsten has notice that an employee, agent, or contractor has become an Ineligible Person, Olsten will remove such person from responsibility for, or involvement with, Olsten's business operations related to the Federal health care programs and shall remove such person from any position for which the person's salary or the items or services rendered, ordered, or prescribed by the person are paid in whole or part, directly or indirectly, by Federal health care programs or otherwise with Federal funds at least until such time as the person is reinstated into participation in the Federal health care programs.

             4. Pending Charges and Proposed Exclusions. If Olsten has notice that an employee or contractor is charged with a criminal offense related to any Federal health care program, or is suspended or proposed for exclusion during his or her employment or contract with Olsten, within 10 days of receiving such notice Olsten will remove such individual from responsibility for, or involvement with, Olsten's business operations related to the Federal health care programs until the resolution of such criminal action, suspension, or proposed exclusion.

             5. Criminal Background Checks. Olsten conducts criminal background checks of potential employees pursuant to its compliance program. Olsten shall ensure that it: (1) complies with all federal and state requirements regarding criminal background checks for covered individuals; and (2) performs and completes a timely criminal background check on all individuals offered employment in a position that involves direct care of patients (and the offer of employment must be conditioned upon the results of the check). For the purposes of this CIA: (a) in states where Olsten uses its usual screening vendor, a timely criminal background check means a check completed within 7 business days of the offer of employment to the individual; or (b) in states where Olsten or its vendor must use a state agency to conduct the criminal background check, a timely criminal background check means a check conducted and completed as soon as reasonably possible (including providing the relevant information to the state agency prior to the offer of employment).

         J.  ONGOING BILLING AND CLINICAL REVIEWS

         Olsten currently performs several types of reviews of its clinical and billing operations. Olsten shall continue such reviews in substantially the same form and perform them in the same manner and frequency during the term of this CIA. These reviews are known as: (1) Pre-billing Release Process; (2) Caregiver Documentation Practices; (3) Clinical Audit Tool; (4) Regional Clinical Review (Clinical Operations Specialists); (5) Corporate Clinical Review (Quality Performance Improvement Team); (6) Quality Assurance Specialists Review; (7) Red Flag Indicator; and (8) Clinical Reimbursement Review. Olsten shall notify the OIG within 15 days of any material changes to the form, manner, or frequency of these reviews.

         K.  ANNUAL REVIEWS

             1. Independent Review Organization. Within 90 days of the Effective Date, Olsten shall retain an independent review organization ("IRO"), such as an accounting, auditing, or consulting firm, to perform reviews of Olsten's billing and compliance practices. The reviews will be conducted annually and will cover the five consecutive years from August 1, 1999 through July 31, 2004. The IRO must have expertise in the billing, coding, reporting (including preparation of cost reports), and other requirements of Federal health care programs from which Olsten seeks reimbursement. The IRO shall produce a report for each engagement and the report will address every matter required by this CIA to be addressed in that engagement.

             2. Types of Reviews. The IRO will conduct three separate reviews annually. One will be an annual review of Olsten's billings and submissions (and the underlying services provided) to all Federal health care programs to determine compliance with all applicable statutes, regulations, and policies (billing engagement). The second will be a review to determine whether Olsten is in compliance with the terms of this CIA (compliance engagement). The third will be a review of Olsten's cost report processes and procedures and a review of any procedures or processes implemented by Olsten to address recommendations by the Fiscal Intermediary as part of the Fiscal Intermediary's annual review of Olsten's cost reports.

             3. Billing Reviews. The billing engagement shall consist of a review of a statistically valid sample of claims from 30 distinct Olsten Medicare certified home health locations that can be projected to the population of claims, for that distinct home health location, submitted to the Federal health care programs for the year covered by the engagement. Olsten shall identify up to 15 of these 30 distinct Medicare certified home health locations, in cases where Olsten has conducted internal reviews, as long as such internal reviews cover a 12-month period, were conducted during the respective IRO audit review period, and were conducted using the statistically valid methodology set forth below. The IRO shall review Olsten's audit methodology and findings and present Olsten with findings that the IRO concurs with the statistical validity of the sampling methodologies and the variable appraisal of the sampling results or 100% claim review conducted at Olsten's sole discretion. The remaining home health agency locations shall be selected at random with all Olsten home health locations in the universe of potential locations. Once these remaining home health locations are identified, the sample size of claims at each of those locations shall be determined through the use of a probe sample. The probe sample must contain at least 30 sample units from a representative universe of claims, for that distinct home health location, and cannot be used as part of the full sample. The full sample must contain a sufficient number of units so that when the sample results are projected to the population of claims, for that distinct home health location, the projection provides a minimum 90% confidence level and a maximum precision of plus or minus 25% of the point estimate (i.e., the upper and lower bounds of the 90% confidence interval shall not exceed 125% and shall not fall below 75% of the midpoint of the confidence interval, respectively). Both the probe sample and the full sample must be selected through random number sampling. To generate the random sample, Olsten shall use OIG's Office of Audit Services Statistical Sampling Software, also known as "RAT-STATS," which is available through the Internet at www.hhs.gov/progorg/oas/ratstat.html." In the event OIG requires extrapolation of the probe sample within a distinct home health location, then Olsten shall, at its sole discretion, have the option of extrapolation of the probe sample within that distinct home health location or conducting a review of 100% of all claims for that distinct home health location.

         Each annual billing engagement and its corresponding report shall include the following components:

                 a. Billing Engagement Objective: a clear statement of the objective intended to be achieved by the billing engagement and the procedure or combination of procedures that will be applied to achieve the objective.

                 b. Billing Engagement Population: the identity of the population, which is the group about which information is needed and an explanation of the methodology used to develop the population and provide the basis for this determination.

                 c. Sources of Data: a full description of the source of the information upon which the billing engagement conclusions will be based, including the legal or other standards applied, documents relied upon, payment data, and/or any contractual obligations.

                 d. Sampling Unit: a definition of the sampling unit, which is any of the designated elements that comprise the population of interest.

                 e. Sampling Frame: the identity of the sampling frame, which is the totality of the sampling units from which the sample will be selected.

             4. Billing Review Focus. The IRO's annual billing reviews of Olsten shall provide:

                 a. findings regarding Olsten's billing operations (including how the billing systems operate, internal controls, and the strengths and weaknesses of the systems);

                 b. findings regarding whether Olsten is submitting accurate claims for services billed to Federal health care programs. The analysis will focus on the risk areas identified in this CIA and in the OIG's Compliance Program Guidance for Home Health Agencies, 63 Federal Register 42409 (August 7,
                     1998). For example, the analysis will examine whether Federal health care patients met coverage criteria (e.g., homebound) when they received services from Olsten. The analysis will use statistically valid methods of extrapolating billing errors to determine an estimated overpayment for the universe of claims, of the distinct Medicare certified home health location reviewed, submitted to the Federal health care programs;

                 c. for any time period during which the prospective payment system for home health services is in effect, findings regarding Olsten's compliance with the requirements of that system. Specifically, the reviews shall provide findings regarding whether Olsten is submitting accurate information to Federal health care programs regarding home health patients and whether Olsten is meeting all Legal Requirements.

                 d.  findings   regarding   Olsten's   procedures   to   correct
                     inaccurate   billings  submitted  to  Federal  health  care
                     programs;

                 e. findings regarding whether Olsten's program, policies, operations, and procedures comply with the statutes, regulations and other Legal Requirements of Federal health care programs from which Olsten seeks reimbursement;

                 f. findings regarding the steps Olsten is taking or has taken to bring its operation into compliance or to correct problems identified by the audits and whether the problems have been corrected.

             5. Potential Reduction or Increase in Number of Locations Reviewed. At its sole discretion, subsequent to Olsten's first annual billing review, and thereafter, the OIG may reduce or increase the number of distinct Medicare certified home health locations which must be reviewed by the IRO in the manner described above. The OIG shall consider factors including, but not limited to, the error rates identified in the prior year(s), the adequacy of the annual billing review and manner in which presented, and Olsten's overall compliance with the terms of this CIA. If OIG decides to increase the number of locations subject to IRO review, OIG will not increase that number to more than 50 distinct Medicare certified home health locations. Olsten agrees that OIG's decision whether to reduce or increase the number of home health locations on which an IRO must perform an annual billing review shall be final and non-appealable to any person or adjudicative body.

             6. CIA Compliance Review. The CIA compliance review shall provide an assessment of whether Olsten's program, policies, procedures, and operations comply with the terms of this Agreement. The IRO that performs the Compliance Engagement must have expertise in the billing, cost reporting, and other requirements of Medicare, Medicaid, and other Federal health care programs to which Olsten seeks reimbursement.

             7. Cost Report and Home Office Cost Report Review. The IRO will review Olsten's policies and procedures pertaining to the preparation and submission of its provider cost reports and home office cost reports to determine their adequacy. Included in this review, the IRO will analyze and make findings regarding Olsten's policies and procedures for (a) cost allocation; (b) documentation requirements; (c) documentation retention for work papers; (d) contested or disputed items; (e) data collection for purposes of segregating allowable and non-allowable costs and (f) data collection procedures for purposes of identifying the total number of visits and beneficiaries included in the Provider Statistical Reimbursement Report. The IRO shall review Olsten's policies and procedures regarding the identification and/or segregation of Part B service costs on its facility cost reports, if applicable. The IRO shall also review Olsten's procedures regarding internal control mechanisms for cost report disputes or questions and related external query mechanisms, such as inquiries to the Regional Home Health Intermediary or the Health Care Financing Administration. The IRO shall make findings regarding whether Olsten has adequate policies and procedures regarding the preparation of accurate cost reports for services billed to the Federal health care programs. To the extent that the IRO determines that Olsten's provider cost report policies and procedures are inadequately designed to ensure compliance with Legal Requirements, then the IRO shall also make findings regarding the steps Olsten is taking to correct any such inadequacies, or to address recommendations by the Regional Home Health Intermediary. Any findings or recommendations of the IRO with regard to cost report policies and procedures shall be set forth in the Annual Report referenced in section VI of this CIA. Further, the IRO will review any changes to Olsten's home office cost report preparation policies and procedures and shall interview individual(s) involved who prepare the home office cost reports to confirm that such individual(s) are aware of such policies and procedures.

             8. Billing, Compliance and Cost Report Review Reports. The IRO(s) will produce written reports for each billing review, each compliance review and each cost report review. The reports shall include all of the information required to be provided by this CIA in such reviews. A complete copy of the IRO's billing review report, CIA compliance review report and cost report review report will be included in the Annual Reports submitted to the OIG. The billing review report shall include the methodology used to make each determination, the review results, and the identification of overpayments.

         L.  DISCLOSURES

             1. Disclosures of Overpayments to Payors. If Olsten learns that there are any billing, cost reporting, coding, or other policies, procedures and/or practices that result in an overpayment, Olsten shall notify the payor (e.g., Medicare fiscal intermediary or carrier) within 30 days of discovering the overpayment and take remedial steps within 60 days of discovery (or such additional time as may be agreed to by the payor) to correct the problem, including preventing the deficiency from reoccurring. If the overpayment is discovered through Olsten's Compliance Program the notice to the payor shall include: (1) a statement that the refund is being made pursuant to the dictates of Olsten's Compliance Program and/or CIA; (2) a description of the complete circumstances surrounding the overpayment; (3) the methodology by which the overpayment was determined; (4) the amount of the overpayment; (5) any claim-specific information used to determine the overpayment (e.g. beneficiary health insurance number, claim number, secondary payor information (if applicable), service date, and payment date); (6) the cost reporting period; and, (7) the provider identification number under which the repayment is being made.

             2. Disclosure of Material Deficiencies to OIG. If Olsten determines that there is a material deficiency, Olsten shall notify the OIG within thirty (30) days of discovering the material deficiency. If the material deficiency results in an overpayment, the report to the OIG shall be made at the same time as the report to the payor and shall include all of the information required by section III.L.1 plus: (i) the payor's name, address, and contact person where the overpayment was sent; and (ii) the date of the check and identification number (or electronic transaction number) on which the overpayment was repaid. Regardless of whether the material deficiency resulted in an overpayment, the report to the OIG shall include:

                 a.  a  complete   description   of  the  material   deficiency,
                     including the relevant facts, persons involved, and legal and program authorities;

                 b.  Olsten's actions to correct the material deficiency; and

                 c. any further steps Olsten plans to take to address such material deficiency and prevent it from recurring.

             3. Definition of Material Deficiency. For purposes of this CIA, a "material deficiency" means anything that involves: (i) a substantial overpayment or improper payment relating to any Federal health care program;
(ii) a material violation of any Federal health care program statutes, regulations, or Legal Requirements issued by relevant regulatory agencies, e.g., HCFA, or their agents (for example, such a violation would be established by credible evidence of misconduct from any source that Olsten, after reasonable inquiry, has reason to believe may violate criminal, civil, or administrative law related to any Federal health care program); or (iii) the provision of items or services of a quality that materially fails to meet professionally recognized standards of health care. A material deficiency may be the result of an isolated event or a series of occurrences.

             4. Definition of Overpayment. For purposes of this CIA, an "overpayment" shall mean the amount of money the provider has received in excess of the amount due and payable under the Medicare, Medicaid, or other Federal health care program's statutes, regulations, and other guidelines.

             5.  Notification  of  Proceedings.  Within  30 days  of  discovery,
Olsten shall notify OIG, in writing, of any search warrant, subpoena, ongoing investigation, or legal proceeding conducted or brought by a governmental entity or its agents where Olsten knows or has reason to know that such investigation or proceeding involves an allegation that Olsten has committed a crime or has engaged in fraudulent activities or any other knowing misconduct. This notification shall include a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation or legal proceeding. Olsten shall also provide written notice to OIG within 30 days of the resolution of the matter, and shall provide OIG with a description of the findings and/or results of the proceedings, if any.

IV.      COST OF INDEPENDENT AUDIT
         -------------------------

         In the event that the OIG has reason to believe that any of Olsten's or the IRO's reviews fail to conform to its obligations under the CIA or indicates improper billings not otherwise adequately addressed in the audit report, and thus determines that it is necessary to conduct an independent audit or review to determine whether or the extent to which Olsten is complying with its obligations under this CIA, Olsten agrees to pay for the reasonable cost of any such audit or review by the OIG or any of its designated agents.

V.       OIG INSPECTION, AUDIT AND REVIEW RIGHTS
         ---------------------------------------

         In addition to any other right OIG may have by statute, regulation, contract or pursuant to this CIA, OIG or its duly authorized representative(s) may, subject to any properly asserted legal privileges, examine Olsten's books, records, and other company documents and supporting materials for the purpose of verifying and evaluating Olsten's compliance with the terms of this CIA and with the requirements of the Federal health care programs. The documentation described above shall be made available by Olsten at all reasonable times for inspection, audit and reproduction. Furthermore, for purposes of this provision, OIG or its authorized representative(s) may interview any of Olsten's employees who consent to be interviewed at the employee's place of business during normal business hours or at such other place and time as may be mutually agreed upon between the employee and OIG. Olsten agrees to assist OIG in contacting and arranging interviews with such employees upon OIG's request and agrees that the employees may be interviewed without the presence of an Olsten representative.

VI.      IMPLEMENTATION, ANNUAL, AND FINAL REPORTS
         -----------------------------------------

         A.  IMPLEMENTATION REPORT

             1. Submission of Implementation Report. Within 150 days after the Effective Date, Olsten shall submit a written report to the OIG summarizing the status of implementation of the requirements of this CIA.

             2. Contents of Implementation Report. The implementation report shall include:

                 a.  the  names,   addresses,   phone   numbers   and   position
                     descriptions of the Compliance Officer and of the members of the Compliance Committee described in III.A and B;

                 b. a description of the training programs implemented pursuant to III.D and a summary of the activities undertaken in furtherance of the training programs, including schedules and format of the training sessions, and a description of the targeted audiences;

                 c. a description of the publication of the summary of key terms of the CIA pursuant to III.D.;

                 d. the identity of the independent review organization(s) and the proposed start and completion date of the first billing and compliance review assessments;

                 e. a certification by the Compliance Officer that to the best of his/her knowledge:

                    (i) the policies and procedures as contained on Olsten's Compliance Program, as referenced in section III.C, are being implemented, and have been distributed or made available to all pertinent covered individuals, and have been appropriately amended;

                   (ii) all covered individuals have signed a certification that they have read and understood the Program Description and agree to abide by the requirements of the Compliance Program as required by section III.C.2; and (iii) all covered individuals have completed the training and executed the certification required by section III.D.6; and

                 f. a summary of personnel actions taken pursuant to sections III.C.4 or III.I.

         B.  ANNUAL REPORTS

             1. Submission of Annual Reports. Olsten shall submit to the OIG an Annual Report with respect to the status and findings of Olsten's compliance activities for each of the five years from August 1, 1999 through July 31, 2004. Each Annual Report shall cover a 12-month period and shall be due on the following October 1. The schedule for Annual Reports shall be as follows:

             Reporting  Period  (Calendar  Year)           Report Due
             -----------------------------------           ----------
             August 1, 1999 - July 31, 2000                October 1, 2000
             August 1, 2000 - July 31, 2001                October 1, 2001
             August 1, 2001 - July 31, 2002                October 1, 2002
             August 1, 2002 - July 31, 2003                October 1, 2003
             August 1, 2003 - July 31, 2004                October 1, 2004

             2. Contents of the Annual Reports. Each Annual Report shall include:

                 a. any change in the identity or position description of the Compliance Officer and/or member(s) of the Compliance Committee described in III.A;

                 b. notification of any changes or amendments to the Program Description or the Compliance Program described in III.C and the reasons for the changes (e.g., change in contractor policy);

                 c. a certification by the Compliance Officer that, to the best of his/her knowledge, Olsten has copies of all the signed statements from covered individuals required by III.C.2;

                 d. a certification by the Compliance Officer that, to the best of his/her knowledge, all covered individuals have attended the appropriate training sessions as required by III.D and executed the certification required by section III.D.6, and a summary of when the required training was performed and the proposed schedule for the next year (the training materials will be available to the OIG upon request but need not be submitted in the Annual Report);

                 e. a complete copy of the IRO's billing review report, compliance review report, and cost report review report, including a copy of the methodology used, as required by section III.K.8;

                 f. a summary of problems identified in the billing reviews or compliance reviews and the status of corrective actions taken to address those problems;

                 g. a report of the aggregate overpayments that have been returned to the Federal health care programs that were discovered as a direct or indirect result of the Compliance Program or this CIA. Overpayment amounts should be broken down into the following categories: Medicare, Medicaid (report each applicable state separately), and other Federal health care programs. For each identified overpayment over $50,000, the following information shall also be included in the Annual Report: the amount of individual overpayments identified and repaid, the name and provider identification number of the facility that submitted the overpayment, the corresponding payor's name to which the overpayment was sent, and the date of the check and check number (or electronic transaction number) on which overpayment was repaid;

                 h. a description of how each overpayment was calculated and the reason for the overpayment;

                 i.  a  description  of  the  disclosures   received  under  the
                     Reporting System or Confidential Disclosure Program described in III.H, the status of any related actions taken, and the results of any such actions, as well as a summary of the confidential disclosure log required by that section;

                 j. a description of any personnel action (other than hiring) taken by Olsten as a result of the obligations in III.C.4 or III.I;

                 k. a description of any ongoing investigation or legal proceeding conducted or brought by a governmental entity involving an allegation that Olsten has committed a crime or has engaged in fraudulent activities (the report shall include a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation, legal proceeding or requests);

                 l. a summary of the reviews conducted on Olsten's start of care policies and practices as well as a certification from the Compliance Officer that, to the best of his/her knowledge, each employee has followed the requirements of section III.G.

                 m. a summary of the actions taken to ensure compliance with III.F and a certification from the Compliance Officer that, to the best of his/her knowledge, the reviews required by III.F have been conducted; and

                 n. a description of all changes to the form, manner, and frequency of the ongoing clinical and billing reviews described in III.J.

             3. Certifications. The Implementation Report, Annual Reports, and Final Report shall include a certification by the Compliance Officer under penalty of law (including 18 U.S.C. ss. 1001), that: (1) Olsten is in compliance with all of the requirements of this CIA, to the best of his or her knowledge; and (2) the Compliance Officer has reviewed the relevant Report and has made reasonable inquiry regarding its content and believes that, upon such inquiry, the information is accurate and truthful.

VII.     NOTIFICATIONS AND SUBMISSION OF REPORTS
         ---------------------------------------

         Unless otherwise stated subsequent to the execution of this CIA, all notifications and reports required under the terms of this CIA shall be submitted to the entities listed below:

         To the OIG:
         ----------

         Civil Recoveries Branch - Compliance Unit
         Office of Counsel to the Inspector General
         Office of Inspector General
         U.S. Department of Health and Human Services
         330 Independence Avenue, SW
         Cohen Building, Room 5527
         Washington, D.C.  20201
                                    Phone (202) 619-2078
                                    Fax (202) 205-0604

         To O1sten:
         ---------

         Chris Anderson, Chief Compliance Office
         Olsten Corporation
         175 Broad Hollow Road
         Melville, NY  11747
                                    Phone (516) 844-7390
                                    Fax (516) 844-7111

Unless otherwise specified, all notifications required by this CIA may be made by certified mail, express mail, hand delivery, facsimile or any other means, provided that there is proof that such notification was made.

VIII.     DOCUMENT AND RECORD RETENTION
          -----------------------------

         Olsten shall maintain for inspection documents and records relating to reimbursement from the federal health care programs or with compliance with this CIA for six years following the Effective Date or until otherwise required to retain such records, whichever is later.

IX.       DISCLOSURES AND PRIVILEGES
          --------------------------

         Subject to HHS's Freedom of Information Act ("FOIA") procedures, set forth in 45 C.F.R. Part 5, the OIG shall make a reasonable effort to notify Olsten prior to any release by OIG of information submitted by Olsten pursuant to its obligations under this CIA and identified upon submission by Olsten as trade secrets, commercial or financial information and privileged and confidential under the FOIA rules. Olsten shall refrain from identifying any information as trade secrets, commercial or financial information and privileged and confidential that does not meet the criteria for exemption from disclosure under FOIA.

         Nothing in this CIA, or any communication or report made pursuant to this CIA, shall constitute a waiver by Olsten of Olsten's attorney-client, work product or other applicable privileges. The existence of any such privilege does not excuse or otherwise affect Olsten's obligation to comply with the provisions of this CIA.

X.       BREACH AND DEFAULT PROVISIONS
         -----------------------------

         A.  STIPULATED PENALTIES FOR FAILURE TO COMPLY WITH CERTAIN OBLIGATIONS

             1. As a contractual remedy, Olsten and OIG hereby agree that failure to comply with certain obligations set forth in this CIA may lead to the imposition of the following monetary penalties (hereinafter referred to as "Stipulated Penalties") in accordance with the following provisions. If a single act or omission would authorize stipulated penalties under both the Quantum CIA and this CIA, the OIG shall have the choice of which penalty provision to invoke but shall not seek penalties under both CIAs for the same single act or omission.

             2. A Stipulated Penalty of $2,500 (which shall begin to accrue on the day after the date the obligation became due) for each day Olsten fails to have in place any of the following during the entire period beginning 90 days after the Effective Date and concluding at the end of the corporate integrity period required by this CIA:

                 a.  a Compliance Officer;

                 b.  a Compliance Committee;

                 c.  written Policies and Procedures;

                 d.  an education and training program;

                 e. a mechanism for conducting compliance reviews or audits and reporting material deficiencies; and

                 f.  a Confidential Disclosure Program;

             3. A Stipulated Penalty of $2,500 (which shall begin to accrue on the day after the date the obligation became due) for each day Olsten fails to meet any of the deadlines to provide the Implementation Report or the Annual Reports.

             4. A Stipulated Penalty of $2,000 (which shall begin to accrue on the date the failure to comply began) for each day Olsten:

                 a. hires or enters into a contract with an Ineligible Person after that person has been listed by a federal agency as excluded, debarred, suspended or otherwise ineligible for participation in the Medicare, Medicaid or any other Federal health care program (as defined in 42 U.S.C.ss.1320a-7b(f)) (this Stipulated Penalty shall not be demanded for any time period during which Olsten can demonstrate that it did not discover the person's exclusion or other ineligibility after making a reasonable inquiry (as described in section III.I) as to the status of the person);

                 b. employs or contracts with an Ineligible Person and that person: (i) has responsibility for, or involvement with, Olsten's business operations related to the Federal health care programs or (ii) is in a position for which the person's salary or the items or services rendered, ordered, or prescribed by the person are paid in whole or part, directly or indirectly, by Federal health care programs or otherwise with Federal funds (this Stipulated Penalty shall not be demanded for any time period during which Olsten can demonstrate that it did not discover the person's exclusion or other ineligibility after making a reasonable inquiry (as described in section III.I) as to the status of the person); or

                 c. employs or contracts with a person who: (i) has been charged with a criminal offense related to any Federal health care program, or (ii) is suspended or proposed for exclusion, and that person has responsibility for, or involvement with, Olsten's business operations related to the Federal health care programs (this Stipulated Penalty shall not be demanded for any time period before 10 days after Olsten received notice of the relevant matter or after the resolution of the matter).

             5. A Stipulated Penalty of $2,000 (which shall begin to accrue on the date Olsten fails to grant reasonable access) for each day Olsten fails to grant reasonable access to the information or documentation necessary to exercise OIG's inspection, audit and review rights set forth in section V.

             6. A Stipulated Penalty of $1,500 (which shall begin to accrue 10 days after the date the OIG provides notice to Olsten of the failure to comply) for each day Olsten fails to comply fully with any other obligation of this CIA where the failure to comply does not form the basis for stipulated penalties under provisions (1) - (5), above. With respect to the Stipulated Penalty provision described in this section X.A.6 only, the OIG shall not seek a Stipulated Penalty if Olsten demonstrates to the OIG's satisfaction that the alleged failure to comply could not be cured within the 10-day period, but that:
(i) Olsten has begun to take action to cure the failure to comply, (ii) Olsten is pursuing such action with due diligence, and (iii) Olsten has provided to OIG a reasonable timetable for curing the failure to comply.

         B.  PAYMENT OF STIPULATED PENALTIES

             1. Demand Letter. Upon finding that Olsten has failed to comply with any of the obligations described in section X.A and deter-mining that Stipulated Penalties are appropriate, the OIG shall notify Olsten of: (i) Olsten's failure to comply with sufficient specificity to determine the basis for the penalties; and (ii) the OIG's exercise of its contractual right to demand payment of the Stipulated Penalties (this notification is hereinafter referred to as the "Demand Letter").

         Within 10 days of Olsten receiving the Demand Letter, Olsten shall either: (1) cure the breach to the OIG's satisfaction and pay the applicable stipulated penalties; or (ii) request a hearing before an HHS administrative law judge (ALJ) to dispute the OIG's determination of noncompliance, pursuant to the agreed upon provisions set forth below in section X.D. In the event Olsten elects to request an ALJ hearing, the Stipulated Penalties shall continue to accrue until Olsten cures, to the OIG's satisfaction, the alleged breach in dispute. Failure to respond to the Demand Letter shall be considered a material breach of this Agreement and shall be grounds for exclusion under section X.C.

             2. Timely Written Requests for Extensions. Olsten may submit a timely written request for an extension of time to perform any act or file any notification or report required by this CIA. Notwithstanding any other provision in this section, if OIG grants the timely written request with respect to an act, notification, or report, Stipulated Penalties for failure to perform the act or file the notification or report shall not begin to accrue unless and until Olsten fails to meet the deadline granted by the extension. Notwithstanding any other provision in this section, if OIG denies such a timely written request, Stipulated Penalties for failure to perform the act or file the notification or report shall not begin to accrue until two business days after Olsten receives OIG's written denial of such a request. A "timely written request" is defined as a request in writing received by OIG at least five business days prior to the date by which any act is due to be performed or notification or report is due to be filed.

             3. Form of Payment. Payment of the stipulated penalties shall be made by certified or cashier's check, payable to "Secretary of the Department of Health and Human Services," and submitted to the OIG at the address set forth in section VII.

             4. Independence from Material Breach Determination. Except as otherwise noted, these provisions for payment of Stipulated Penalties shall not affect or otherwise set a standard for the OIG's determination that Olsten has materially breached this CIA, which decision shall be made at the OIG's discretion and governed by the provisions in section X.C, below.

         C.  EXCLUSION FOR MATERIAL BREACH OF THIS CIA

             1. Notice of Material Breach and Intent to Exclude. The parties agree that a material breach of this CIA by Olsten constitutes an independent basis for Olsten's exclusion from participation in Medicare, Medicaid, and all other Federal health care programs (as defined in 42 U.S.C. ss. 1320a-7b(f)). Upon a determination by the OIG that Olsten has materially breached this CIA and that exclusion should be imposed, the OIG shall notify Olsten of: (a) Olsten's material breach; and (b) the OIG's intent to exercise its contractual right to impose exclusion (this notification is hereinafter referred to as the "Notice of Material Breach and Intent to Exclude Letter").

             2. Opportunity to Cure. Olsten shall have 30 days after receiving the Notice of Material Breach and Intent to Exclude Letter to demonstrate to the OIG's satisfaction that:

                 a.  Olsten is in full compliance with this CIA;

                 b.  the alleged material breach has been cured; or

                 c. the alleged material breach cannot be cured within the 30 day period, but that (i) Olsten has begun to take action to cure the material breach, (ii) Olsten is pursuing such action with due diligence, and (iii) Olsten has provided to the OIG a reasonable timetable for curing the material breach.

             3. Exclusion Letter. If at the conclusion of the 30-day period, Olsten fails to satisfy the requirements of section X.C.2, OIG may exclude Olsten from participation in the Medicare, Medicaid and all other Federal health care programs (as defined in 42 U.S.C. ss. 1320a-7b(f)). OIG will notify Olsten in writing of its determination to exclude Olsten (this letter shall be referred to hereinafter as the "Exclusion Letter"). Subject to the Dispute Resolution provisions in section X.D, below, the exclusion shall go into effect 30 days after the date of the Exclusion Letter. The exclusion shall have national effect and will also apply to all other federal procurement and non-procurement programs. If Olsten is excluded under the provisions of this CIA, Olsten may seek reinstatement pursuant to the provisions at 42 C.F.R. ss.ss. 1001.3001-.3004.

             4.  Material Breach. A material breach of this CIA means:

                 a. a failure by Olsten to report a material deficiency, take corrective action and pay the appropriate refunds, as provided in section III.L;

                 b. repeated or flagrant violations of the obligations under this CIA, including, but not limited to, the obligations addressed in section X.A of this CIA;

                 c. a failure to respond to a Demand Letter concerning the payment of Stipulated Penalties in accordance with section X.B above; or

                 d.  a  failure  to  retain  and  use  an   independent   review
                     organization for  review/audit  purposes in accordance with section III.K above.

         D.  DISPUTE RESOLUTION

             1. Review Rights. Upon the OIG's delivery to Olsten of its Demand Letter or of its Exclusion Letter, and as an agreed-upon contractual remedy for the resolution of disputes arising under the obligation of this CIA, Olsten shall be afforded certain review rights comparable to the ones that are provided in 42 U.S.C. ss. 1320a-7(f) and 42 C.F.R. Part 1005 as if they applied to the Stipulated Penalties or exclusion sought pursuant to this CIA. Specifically, the OIG's determination to demand payment of Stipulated Penalties or to seek exclusion shall be subject to review by an ALJ and Departmental Appeals Board
(DAB)  in  a  manner  consistent  with  the  provisions  in  42  C.F.R.   ss.ss.
1005.2-1005.21. Notwithstanding the language in 42 C.F.R. ss. 1005.2(c), the request for a hearing involving Stipulated Penalties shall be made within 10 days after receiving the Demand Letter and the request for a hearing involving exclusion shall be made within 20 days after receiving the Exclusion Letter.

             2. Stipulated Penalties Review. Notwithstanding any provision of Title 42 of the United States Code or Chapter 42 of the Code of Federal Regulations, the only issues in a proceeding for stipulated penalties under this CIA shall be: (i) whether Olsten was in full and timely compliance with the obligations of this CIA for which the OIG demands payment; and (ii) the period of noncompliance. Olsten shall have the burden of proving its full and timely compliance and the steps taken to cure the noncompliance, if any. If the ALJ sustains the OIG and orders Olsten to pay Stipulated Penalties, such Stipulated Penalties shall become due and payable 20 days after the ALJ issues such a decision, notwithstanding that Olsten may request review of the ALJ decision by the IDAB.

             3. Exclusion Review. Notwithstanding any provision of Title 42 of the United States Code or Chapter 42 of the Code of Federal Regulations, the only issues in a proceeding for exclusion based on a breach of this CIA shall be: (a) whether Olsten was in material breach of this CIA; (b) whether such breach was continuing on the date of the Exclusion Letter; and (c) whether the alleged material breach could not have been cured within the 30-day cure period, and (i) Olsten had begun to take action to cure the material breach within the 30-day cure period, (ii) Olsten pursued such action with due diligence during the 30-day cure period and afterwards until the material breach was cured, and
(iii) Olsten provided to OIG within the 30-day cure period a reasonable timetable for curing the material breach.

         For purposes of the exclusion herein agreed to in the event of material breach of this CIA, the ALJ's decision shall trigger the exclusion. Thus, the OIG may proceed with its exclusion of Olsten if and when the ALJ issues a decision in favor of the OIG. Olsten's election of its contractual right to appeal to the DAB shall not abrogate the OIG's authority to exclude Olsten upon the issuance of the ALJ's decision. If the ALJ sustains the OIG and determines that exclusion is authorized, such exclusion shall take effect 20 days after the ALJ issues such a decision, notwithstanding that Olsten may request review of the ALJ decision by the DAB.

XI.      ACQUISITIONS
         ------------

         In the event that Olsten acquires (by purchase or otherwise) or establishes new business units that provide any items or services for which payment may be made by any Federal health care program after the Effective Date, Olsten shall implement all applicable provisions of this CIA, including any training or education requirements, within 90 days following such purchase or establishment, or by such other date as agreed to by Olsten and OIG. If Olsten is acquired by a third party, such third party shall assume Olsten's obligations hereunder.

XII.     EFFECTIVE AND BINDING AGREEMENT
         -------------------------------

         Consistent with the provisions in the settlement agreement pursuant to which this CIA is entered, and into which this CIA is incorporated, Olsten and the OIG agree as follows:

         A.  this  CIA  shall  be  binding  on  the   successors,   assigns  and
             transferees of Olsten;

         B. this CIA shall become final and binding on the date the final signature is obtained on this CIA;

         C. any modifications to this CIA shall be made with the prior written consent of the parties to this CIA; and

         D. the undersigned Olsten signatories represent and warrant that they are authorized to execute this CIA. The undersigned OIG signatory represents that he is signing this CIA in his official capacity and that he is authorized to execute this CIA.

                               ON BEHALF OF OLSTEN



/s/ William P. Costantini, Esquire                        July 19, 1999
------------------------------------------------          -------------
William P. Costantini, Esquire                            DATE
Executive Vice President and General Counsel
Olsten Corporation


/s/ Stuart M. Gerson                                      July 16, 1999
------------------------------------------------          -------------
Stuart M. Gerson                                          DATE
Epstein Becker & Green, P.C.
Attorneys at Law
1227 25th Street, N.W.
Washington, D.C.  20037-1156
As Counsel for Olsten Corporation


/s/ Lynn Shapiro Snyder                                   July 16, 1999
------------------------------------------------          -------------
Lynn Shapiro Snyder                                       DATE
Epstein Becker & Green, P.C.
Attorneys at Law
1227 25th Street, N.W.
Washington, D.C.  20037-1156
As Counsel for Olsten Corporation

                  ON BEHALF OF THE OFFICE OF INSPECTOR GENERAL
                 OF THE DEPARTMENT OF HEALTH AND HUMAN SERVICES



/s/ Lewis Morris                                          July 19, 1999
------------------------------------------------          -------------
LEWIS MORRIS                                              DATE
Assistant Inspector General for Legal Affairs
Office of Inspector General
U.S. Department of Health and Human Services